UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2020

Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 US North Highway 1, Suite 201, Jupiter, Florida		33477
(Address of Principal Executive Offices)		(Zip Code)

399 Executive Boulevard, Elmsford, New York		10523

 Registrant’s Telephone Number, Including Area Code: (212) 246-6700

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	CLUB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2020, Thomas J. Galligan III notified Town Sports International Holdings, Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors (the “Board”). The resignation of Mr. Galligan is effective immediately, and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board has appointed current director Spencer Wells to serve as Mr. Galligan’s replacement as chair of the Board’s Audit Committee with immediate effect.

Item 8.01	Other Events.

On March 16, 2020, the Company was forced to close to the public approximately 95% of its locations pursuant to the exercise of emergency executive authority invoked by state and local governments in order to combat the spread of the coronavirus pandemic. The Company informed all non-executive employees working at locations that have been ordered to close that their employment with the Company has been terminated with immediate effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date:	March 19, 2020	By:	/s/ Patrick Walsh
Patrick Walsh
Chairman and Chief Executive Officer